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                                                                   EXHIBIT 4.A.1

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                          FIRST SUPPLEMENTAL INDENTURE

                                      AMONG

                       EL PASO PRODUCTION HOLDING COMPANY

                                   AS ISSUER,

                           EL PASO PRODUCTION COMPANY,

                          EL PASO PRODUCTION GOM INC.,

                                       AND

                          VERMEJO MINERALS CORPORATION,

                            AS SUBSIDIARY GUARANTORS,

                                       AND

                            WILMINGTON TRUST COMPANY

                                   AS TRUSTEE

                                 --------------

                                JANUARY 31, 2004

                                 --------------

                          7 3/4% SENIOR NOTES DUE 2013

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                          FIRST SUPPLEMENTAL INDENTURE

      This First Supplemental Indenture dated as of January 31, 2004 (this "Supplemental Indenture") among (i) El Paso Production Holding Company, a Delaware corporation (the "Company"), (ii) El Paso Production Company, El Paso Production GOM Inc. and Vermejo Minerals Corporation (collectively, the "Subsidiary Guarantors") and (iii) Wilmington Trust Company, as trustee (the "Trustee").

                              W I T N E S S E T H:

      WHEREAS, the Company and El Paso Production Company, El Paso Production GOM Inc., Vermejo Minerals Corporation and El Paso Energy Raton, L.L.C. have heretofore executed and delivered to the Trustee an Indenture dated as of May 23, 2003 (the "Original Indenture"), providing for the issuance $1,200,000,000 aggregate principal amount of El Paso Production's 7-3/4% Senior Notes due 2013;

      WHEREAS, Section 5.01(b) of the Original Indenture provides that, in connection with a merger of any Subsidiary Guarantor with or into any Person, such Person shall expressly assume the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;

      WHEREAS, El Paso Energy Raton, L.L.C. ("Raton") and Vermejo Minerals Corporation ("Vermejo") plan to enter into and consummate an Agreement of Merger dated as of even date herewith, pursuant to which (i) Raton will merge with and into Vermejo, (ii) Vermejo will be the surviving corporation of the merger contemplated by such agreement and (iii) Vermejo's name will be changed to "El Paso Energy Raton Corporation;" and

      WHEREAS, Vermejo now desires to expressly assume the obligations of Raton under its Subsidiary Guarantee.

      NOW, THEREFORE, to comply with the provisions of the Original Indenture and in consideration of the above premises, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Securities as follows:

                                    ARTICLE 1

      Section 1.01 This Supplemental Indenture is supplemental to the Original Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as a part of, the Original Indenture for any and all purposes.

      Section 1.02 This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Subsidiary Guarantors and the Trustee.

                                    ARTICLE 2

      Section 2.01 Raton hereby assigns to Vermejo, and Vermejo hereby assumes, all Raton's obligations under the Original Indenture, including all Raton's obligations under its Subsidiary Guarantee.

                                       1

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                                    ARTICLE 3

      Section 3.01 Except as specifically modified herein, the Original Indenture and the Securities are in all respects ratified and confirmed and shall remain in full force and effect in accordance with their terms. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Subsidiary Guarantors. All capitalized terms used herein without definition having the respective meanings ascribed to them as in the Original Indenture.

      Section 3.02 Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Original Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Original Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

      Section 3.03 THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      Section 3.04 This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the date first written above.

                            (Signature Pages Follow)

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      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, all as of the date first written above.

                                EL PASO PRODUCTION HOLDING COMPANY

                                By:   /s/ Gene T. Waguespack
                                      ------------------------------------------
                                      Gene T. Waguespack
                                      Senior Vice President, Chief Financial
                                      Officer and Controller

                                EL PASO PRODUCTION COMPANY

                                By:   /s/ Gene T. Waguespack
                                      ------------------------------------------
                                      Gene T. Waguespack
                                      Senior Vice President, Chief Financial
                                      Officer and Controller

                                EL PASO PRODUCTION GOM INC.

                                By:   /s/ Gene T. Waguespack
                                      ------------------------------------------
                                      Gene T. Waguespack
                                      Senior Vice President, Chief Financial
                                      Officer and Controller

                                VERMEJO MINERALS CORPORATION

                                By:   /s/ Gene T. Waguespack
                                      ------------------------------------------
                                      Gene T. Waguespack
                                      Senior Vice President, Chief Financial
                                      Officer and Controller

                                WILMINGTON TRUST COMPANY, as Trustee

                                By:   /s/ Steven M. Cimalore
                                      ------------------------------------------
                                      Steven M. Cimalore
                                      Vice President

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